Exhibit (a)(1)(C)

Notice of Guaranteed Delivery

For Tender of Shares of Common Stock

of

EPIZYME, INC.

a Delaware corporation

at

$1.45 PER SHARE IN CASH, PLUS ONE NON-TRANSFERABLE CONTRACTUAL CONTINGENT VALUE RIGHT (“CVR”) FOR EACH SHARE, WHICH REPRESENTS THE RIGHT TO RECEIVE ONE OR MORE PAYMENTS IN CASH, OF UP TO $1.00 PER CVR, CONTINGENT UPON THE ACHIEVEMENT OF CERTAIN MILESTONES

Pursuant to the Offer to Purchase

Dated July 12, 2022

by

HIBERNIA MERGER SUB, INC.

a wholly owned subsidiary of

IPSEN BIOPHARMACEUTICALS, INC.

a wholly owned subsidiary of

IPSEN PHARMA SAS

a wholly owned subsidiary of

IPSEN S.A.

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT ONE MINUTE AFTER 11:59 P.M. EASTERN TIME ON AUGUST 8, 2022, UNLESS THE OFFER IS EXTENDED OR EARLIER TERMINATED.

This Notice of Guaranteed Delivery, or one substantially in the form hereof, must be used to accept the Offer (as defined below) if: (i) certificates representing shares of common stock, par value $0.0001 per share (the “Shares”), of Epizyme, Inc., a Delaware corporation (“Epizyme”), are not immediately available; (ii) the procedure for book-entry transfer cannot be completed prior to the expiration of the Offer; or (iii) time will not permit all required documents to reach Computershare Trust Company, N.A. (the “Depositary and Paying Agent”) prior to the expiration of the Offer. This Notice of Guaranteed Delivery may be delivered by overnight courier or mailed to the Depositary and Paying Agent. See Section 3 of the Offer to Purchase (as defined below).

The Depositary and Paying Agent for the Offer Is:

Computershare Trust Company, N.A.

By Mail:	If Delivering via UPS or FedEx:

Computershare Trust Company, N.A. c/o Voluntary Corp Actions P.O. Box 43011. Providence, RI 02940-3011	Computershare Trust Company, N.A. c/o Voluntary Corporate Actions 150 Royall Street, Suite V Canton, MA 02021

By Email: CANOTICEOFGUARANTEE@computershare.com

All questions on the Offer should be directed to the Information Agent listed in the Offer to Purchase.

DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

THIS NOTICE OF GUARANTEED DELIVERY IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN ELIGIBLE INSTITUTION (AS DEFINED IN SECTION 3 OF THE OFFER TO PURCHASE) UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE APPROPRIATE LETTER OF TRANSMITTAL.

The Eligible Institution that completes this Notice of Guaranteed Delivery must communicate the guarantee to the Depositary and Paying Agent and must deliver the Letter of Transmittal (as defined below) or an Agent’s Message (as defined in Section 3 of the Offer to Purchase) and certificates for Shares (or Book-Entry Confirmation, as defined in Section 3 of the Offer to Purchase) to the Depositary and Paying Agent within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

Ladies and Gentlemen:

The undersigned hereby tenders to Hibernia Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Ipsen Biopharmaceuticals, Inc., a Delaware corporation and wholly owned subsidiary of Ipsen Pharma SAS, a French société par actions simplifiée and wholly owned subsidiary of Ipsen S.A., a French société anonyme, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated July 12, 2022 (as it may be amended or supplemented from time to time, the “Offer to Purchase”), and the related Letter of Transmittal (as it may be amended or supplemented from time to time, the “Letter of Transmittal” and, together with the Offer to Purchase, the “Offer”), receipt of which is hereby acknowledged, the number of Shares specified below, pursuant to the guaranteed delivery procedure set forth in Section 3 of the Offer to Purchase. Shares tendered by the Notice of Guaranteed Delivery will be excluded from the calculation of the Minimum Condition (as defined in the Offer to Purchase), unless such Shares and other required documents are received by the Depositary and Paying Agent by the expiration date of the Offer.

No. of Shares and Certificate No.(s):

(if available)

☐ Check here if Shares will be tendered by book-entry transfer.

Name of Tendering Institution:

DTC Account Number:

Dated:

Name(s) of Record Holder(s):

(Please Type or Print)

Address(es):

(Zip Code)

Area Code and Telephone No.:
(Daytime Telephone No.)

Signature(s):

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Notice of Guaranteed Delivery

GUARANTEE

(Not to be used for signature guarantee)

The undersigned, an Eligible Institution, hereby: (i) represents that the tender of Shares effected hereby complies with Rule 14e-4 under the Securities Exchange Act of 1934, as amended; and (ii) within two Nasdaq Global Select Market trading days after the date hereof: (A) guarantees delivery to the Depositary and Paying Agent, at one of its addresses set forth above, of certificates representing the Shares tendered hereby, in proper form for transfer, together with a properly completed and duly executed Letter of Transmittal and any other documents required by the Letter of Transmittal; or (B) guarantees a Book-Entry Confirmation of the Shares tendered hereby into the Depositary and Paying Agent’s account at The Depository Trust Company (pursuant to the procedures set forth in Section 3 of the Offer to Purchase), together with a properly completed and duly executed Letter of Transmittal, or an Agent’s Message (defined in Section 3 of the Offer to Purchase) in lieu of such Letter of Transmittal, and any other documents required by the Letter of Transmittal.

Name of Firm:

Address:

(Zip Code)

Area Code and Telephone No.:
(Authorized Signature)

Name:
(Please Type or Print)
Title:
Date:

NOTE: DO NOT SEND CERTIFICATES REPRESENTING TENDERED SHARES WITH THIS NOTICE. CERTIFICATES REPRESENTING TENDERED SHARES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.

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